Exhibit 99.1

OPKO Health Completes Acquisition of Transition Therapeutics

MIAMI (August 31, 2016) – OPKO Health, Inc. (NASDAQ: OPK), announces that it has completed its previously announced acquisition of Transition Therapeutics, Inc. (NASDAQ: TTHI, TSX: TTH), by way of a plan of arrangement (the “Arrangement”) which was approved by Transition Therapeutics’ shareholders at their meeting held on August 25, 2016. Pursuant to the Arrangement, shareholders of Transition Therapeutics will receive an aggregate of approximately 6.4 million shares of OPKO common stock, or 0.1657 shares of OPKO common stock for each common share of Transition Therapeutics. The Arrangement was approved by the Ontario Superior Court of Justice in its final order dated August 29, 2016.

“We are pleased to complete the acquisition of Transition Therapeutics as it provides us with two late-stage drug candidates, each of which holds exceptional market opportunity and has direct synergies with our clinical development pipeline,” said Phillip Frost, M.D., CEO and Chairman of OPKO Health. “With the transaction complete, we look forward to advancing these promising programs to the benefit of patients suffering from Type II diabetes and obesity or certain male hormone related problems.”

About Transition Therapeutics

Transition Therapeutics is a biopharmaceutical development company advancing novel therapeutics for CNS, metabolic diseases and androgen deficiency indications. The company’s wholly-owned subsidiary, Transition Therapeutics Ireland Limited, has two development programs: CNS drug candidate ELND005 for the treatment of Alzheimer’s disease and Down syndrome; and selective androgen receptor modulator drug candidate TT701. Transition’s lead metabolic drug candidate is TT401 for the treatment of type 2 diabetes and accompanying obesity. For additional information about the Company, please visit www.transitiontherapeutics.com.

About OPKO Health, Inc.

OPKO Health, Inc. is a diversified healthcare company that seeks to establish industry-leading positions in large, rapidly growing markets. Our diagnostics business includes Bio-Reference Laboratories, the nation’s third-largest clinical laboratory with a core genetic testing business and a 420-person sales force to drive growth and leverage new products, including the 4Kscore prostate cancer test and the Claros 1 in-office immunoassay platform. Our pharmaceutical business features RAYALDEE, an FDA approved treatment for SHPT in stage 3-4 CKD patients with vitamin D insufficiency, and VARUBI™ for chemotherapy-induced nausea and vomiting (oral formulation launched by partner Tesaro and IV formulation PDUFA is January 2017). Our biologics business includes hGH-CTP, a once-weekly human growth hormone injection (in Phase 3 and partnered with Pfizer), a long-acting Factor VIIa drug for hemophilia (in Phase 2a) and a long acting oxyntomodulin for diabetes and obesity (in Phase 1). We also have production and distribution assets worldwide, multiple strategic investments and an active business development strategy. More information is available at www.opko.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding synergies, benefits and opportunities of the transaction, future opportunities for the combined company and products, the potential for Transition Therapeutics’ products and whether they will benefit patients suffering with metabolic and androgen deficiency diseases, the growth, development and strength of OPKO’s pipeline, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our Annual Reports on Form 10-K filed and to be filed with the Securities and Exchange Commission and in our other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

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